Exhibit 99.1

News release

For Immediate release

U. S. Steel and Nippon Steel Corporation Announce Receipt of All Non-U.S. Regulatory Approvals

Approvals are Significant Milestones for Completion of the Transaction

PITTSBURGH May 30, 2024 – United States Steel Corporation (NYSE: X) (“U. S. Steel”) and Nippon Steel Corporation (“Nippon Steel”) (TSE: 5401) announced that they have received all regulatory approvals outside of the United States related to the proposed transaction between U. S. Steel and Nippon Steel. These approvals have been received from the Directorate-General for Competition of the European Commission (pursuant to the EU Merger Regulation and, separately, the Foreign Subsidies Regulation), the Mexican Federal Economic Competition Commission, the Serbian Competition Commission, the Ministry of Economy of Slovakia, the Turkish Competition Authority. In addition, the United Kingdom Competition and Markets Authority confirmed that it had no further questions regarding the proposed transaction in response to the submission of a voluntary briefing paper.

David B. Burritt, President & Chief Executive Officer of U. S. Steel, commented, “We are pleased with the regulatory approvals received, as they are a clear indication that the transaction with Nippon Steel is pro-competitive and supports the strategic merits of foreign investment. Together with Nippon Steel, U. S. Steel will become a world-leading steelmaker with enhanced technologies and resources to support a stronger steel industry with enhanced competition. This deal is the best deal for American steel, the best deal for American jobs and the best deal for America’s ability to create an even stronger alliance with Japan against China.”

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

Takahiro Mori, Representative Director and Vice Chairman of Nippon Steel, said, “We appreciate this significant milestone of receiving regulatory approvals necessary to consummate the transaction from all non-U.S. authorities. Our goal for this transaction has been clear and consistent – to protect and grow U. S. Steel. We are confident that this transaction will be for the benefit of all of U. S. Steel’s stakeholders, including customers, employees, suppliers, and communities. U. S. Steel and Nippon Steel are committed to, as in the months past, continuing to fully cooperate with the examination of the relevant authorities and are determined to complete the transaction.”

U. S. Steel held a Special Meeting of Stockholders on April 12, 2024, with 71% of the outstanding shares of U. S. Steel common stock voting in favor of the proposed transaction, resulting in an overwhelming vote of approval of 99% of the shares represented at that meeting.

U. S. Steel and Nippon Steel currently expect that the transaction will be completed in the second half of 2024, subject to the fulfillment of the remaining, customary closing conditions, including the receipt of required U.S. regulatory approvals.

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information regarding U. S. Steel and Nippon Steel that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only U. S. Steel’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of U. S. Steel’s or Nippon Steel’s control and may differ, possibly materially, from the anticipated events indicated in these forward-looking statements. Management of U. S. Steel or Nippon Steel, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from U. S. Steel’s or Nippon Steel’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact U. S. Steel’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of U. S. Steel’s common stock or Nippon Steel’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of U. S. Steel or Nippon Steel to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of U. S. Steel. U. S. Steel directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with U. S. Steel’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.

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2024-022

About U. S. Steel

Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, U. S. Steel’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. U. S. Steel also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

About Nippon Steel

Nippon Steel is Japan’s largest steelmaker and one of the world’s leading steel manufacturers. Nippon Steel has a global crude steel production capacity of approximately 66 million tonnes and employs approximately 100,000 people in the world. Nippon Steel’s manufacturing base is in Japan and the company has presence in 15 additional countries including: United States, India, Thailand, Indonesia, Vietnam, Brazil, Mexico, Sweden, China and others. Nippon Steel established a joint venture in the United States around 40 years ago and has focused on building cooperative and good relationships with employees, labor unions, suppliers, customers, and communities. As the ‘Best Steelmaker with World-Leading Capabilities,’ Nippon Steel pursues world-leading technologies and manufacturing capabilities and contributes to society by providing excellent products and services. For more information, please visit: https://www.nipponsteel.com.

Media Contacts:

U. S. Steel Contacts

Tara Carraro

Senior Vice President, Chief Communications Officer, U. S. Steel

T- 412-433-1300

E- media@uss.com

Kelly Sullivan / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

T- 212-895-8600

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com

News release

Emily Chieng

Investor Relations Officer, U. S. Steel

T – (412) 618-9554

E – ecchieng@uss.com

Nippon Steel Contacts

Media

pr_contact@jp.nipponsteel.com

Kayo Kikuchi / +81-3-6867-2977 / kikuchi.26s.kayo@jp.nipponsteel.com

Masato Suzuki / +81-3-6867-2135 / suzuki.s4f.masato@jp.nipponsteel.com

Investors

ir@jp.nipponsteel.com

Yuichiro Kaneko / +81-80-9022-6867 / kaneko.yc3.yuichiro@jp.nipponsteel.com

Yohei Kato / +81-80-2131-0188 / kato.rk5.yohei@jp.nipponsteel.com

General Inquiries (U.S.)

Nippon Steel North America, Inc. / +1 (713) 654 7111

U.S. Media Contacts

NSCMedia@teneo.com

Robert Mead / +1 (917) 327 9828 / Robert.Mead@teneo.com

Monika Driscoll / +1 (929) 388 9442 / Monika.Driscoll@teneo.com

Tucker Elcock / +1 (917) 208 4652 / Tucker.Elcock@teneo.com

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com